Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (Nos. 333-251239 and 333-261954) on Forms S-3 and registration statement (No. 333-252361) on Form S-8 of our report dated February 28, 2025, with respect to the consolidated financial statements of MP Materials Corp. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
February 28, 2025
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